UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2018

MICROSTRATEGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-24435	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1850 Towers Crescent Plaza Tysons Corner, Virginia		22182
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 30, 2018, MicroStrategy Incorporated (the “Company”) held its 2018 Annual Meeting of Stockholders. The following proposals were adopted by the votes specified below.

	For	Withheld	Abstain	Broker Non-Votes
1. To elect six (6) directors for the next year:
Michael J. Saylor	24,873,829	2,790,209	—	755,212
Margaret A. Breya	27,596,520	67,518	—	755,212
Stephen X. Graham	27,503,106	160,932	—	755,212
Jarrod M. Patten	27,454,509	209,529	—	755,212
Leslie J. Rechan	27,596,473	67,565	—	755,212
Carl J. Rickertsen	27,458,124	205,914	—	755,212

	For	Against	Abstain	Broker Non-Votes
2. To approve Amendment No. 4 to the MicroStrategy Incorporated 2013 Stock Incentive Plan to, among other things, increase the number of shares of class A common stock authorized for issuance under such plan from 1,700,000 to 2,300,000.	24,933,009	2,688,292	42,737	755,212

	For	Against	Abstain	Broker Non-Votes
3. To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.	28,339,358	32,344	47,548	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2018	MicroStrategy Incorporated (Registrant)

	By:	/s/ Phong Le
	Name:	Phong Le
	Title:	Senior Executive Vice President & Chief Financial Officer